Exhibit 99.1

Turning Point Brands Announces Second Quarter 2022 Results

- Stoker’s continues to gain share with Zig-Zag’s US rolling papers and e-commerce subsegment recording another quarter of double digit growth

LOUISVILLE, KY – July 27, 2022 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the second quarter ended June 30, 2022.

Q2 2022 vs. Q2 2021

•	Net sales decreased 16.1 percent to $102.9 million
o	Combined net sales for Zig-Zag and Stoker’s Products demonstrated resilience decreasing 0.9 percent for the quarter
o	NewGen net sales declined by 45.1 percent (declined 2.1 percent sequentially)
•	Gross profit decreased 14.2 percent to $51.5 million
•	Net income decreased 64.7 percent to $5.4 million
•	Adjusted EBITDA decreased 17.6 percent to $24.7 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.30 and Adjusted Diluted EPS of $0.70 as compared to $0.73 and $0.84 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

“We are pleased with the stable performance of both the Zig-Zag and Stoker’s segments during the quarter in light of a heightened inflationary environment for our customers with rising prices at the pump impacting consumer traffic in convenience stores. While overall sales decreased 16 percent from the previous year, Zig-Zag and Stoker’s sales were steady despite weakness in the wraps and loose leaf subsegments. Zig-Zag maintained its leading positions in both the roll-your-own paper and cigar wraps markets while Stoker’s MST experienced accelerated share gains driven by consumer trade-down to the value category. Despite NewGen revenue decreasing 45 percent from last year, the segment remained relatively stable from the previous quarter and profitable as we continue to monitor FDA regulatory developments,” said Yavor Efremov, President and CEO. “We continued to deploy a substantial amount of our free cash flow towards share repurchases during the quarter while maintaining a strong balance sheet providing us with optionality on further capital deployment.”

Mr. Efremov concluded, “Going forward, we maintain a favorable outlook on our underlying business and our competitive positioning. However, given the market environment during the second quarter, along with continued inflationary pressures and resulting uncertainty of consumer confidence, we feel it is prudent to adjust our outlook for the year.”

Zig-Zag Products Segment (45 percent of total net sales in the quarter)

For the second quarter, Zig-Zag Products remained broadly in-line with a record performance in 2021 with net sales decreasing 2.1 percent to $46.2 million against a tough comparable period when sales increased 72.3 percent in the prior year period. TPB’s U.S. rolling papers and e-commerce business, and its Canadian business both grew double-digits. However, this was offset by a decline in the cigar wraps business driven partially by a trade inventory reduction during the current period compared against a trade inventory load in the prior year period. Wild Hemp sales moved into the Zig-Zag Products segment during the current year period, which contributed $0.2 million, or 0.4 percent to segment sales. For the second quarter, total Zig-Zag Products segment volume decreased 2.3 percent, while price / mix increased 0.2 percent.

For the quarter, the Zig-Zag Products segment gross profit decreased 4.7 percent to $26.4 million. The segment’s gross margin declined 160 basis points to 57.2 percent driven primarily by strong growth in lower gross margin products.

“Paper cones and Zig-Zag’s e-commerce business once again drove the growth within our U.S. papers business,” said Graham Purdy, Chief Operating Officer. “Our wraps business saw a double-digit decline due to a tough comparable against a trade inventory load in the prior year period. We are excited to have recently launched distribution of CLIPPER lighters which we expect to ramp up through the second half of the year.”

Stoker’s Products Segment (33 percent of total net sales in the quarter)

For the second quarter, Stoker’s Products net sales increased 0.7 percent to $33.6 million. MST grew mid-single digits but was offset by a decline in loose-leaf chewing tobacco. MST represented 65 percent of Stoker’s Products revenues in the quarter, up from 62 percent a year earlier. FRE nicotine pouch products’ sales moved into the Stoker’s Products segment during the current year period and contributed $0.2 million or 0.5 percent to segment sales. For the second quarter, total Stoker’s Products segment volume decreased 6.1 percent, while price / mix increased 6.8 percent.

For the quarter, the Stoker’s Products segment gross profit decreased 0.4 percent to $18.1 million. The segment’s gross margin contracted 60 basis points to 53.8 percent due to an inventory write-down of certain FRE products due to rationalization of the product line ahead of the regulatory filing deadline. The segment’s gross margin expanded 80 basis points excluding FRE.

“Stoker’s continued to outperform the market with share gains in both the MST and loose-leaf chewing tobacco categories during the quarter,” continued Purdy. “With the current inflationary environment accelerating the secular down-trading trends in the industry, Stoker’s remains well positioned within its categories as a leading value brand.”

NewGen Products Segment (22 percent of total net sales in the quarter)

For the second quarter, NewGen Products net sales decreased 45.1 percent to $23.1 million. The regulatory environment for the vape businesses continues to impact sales.

For the quarter, the NewGen Products segment gross profit decreased 50.6 percent to $7.0 million. The segment gross margin contracted 340 basis points from the previous year to 30.1 percent due to product mix and the competitive environment.

“Despite another challenging quarter further impacted by new regulation around synthetic nicotine products, our vape business remained profitable,” concluded Purdy. “Meanwhile, our distribution capabilities continued to improve through the quarter as we position our business for a post-PMTA environment while our vapor products’ applications remain under FDA review.”

2
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Performance Measures in the Second Quarter

Second quarter consolidated selling, general and administrative (“SG&A”) expenses were $33.3 million compared to $35.1 million in the second quarter of 2021.

The second quarter SG&A included the following notable items:

•	$0.3 million of restructuring expenses compared to none in the previous year
•	$0.9 million of ERP / CRM scoping expenses and duplicative system costs compared to none in the previous year
•	$1.5 million of stock options, restricted stock and incentive expense compared to $2.8 million in the year-ago period
•	$0.4 million of transaction expenses compared to $0.7 million in the year-ago period
•	$2.0 million of FDA PMTA-related expenses compared to $0.6 million in the year-ago period
•
$1.6 million from the accounting consolidation of Turning Point Brands Canada compared to $1.1 in the year-ago period with the increase driven by the inclusion of a full quarter of the DVW acquisition in the current period

Total gross debt as of June 30, 2022 was $422.5 million. The corresponding net debt (total gross debt less cash) at June 30, 2022 was $315.1 million. The Company ended the quarter with total liquidity of $128.8 million, comprised of $107.4 million in cash and $21.4 million of revolving credit facility capacity.

During the quarter, the Company spent $8.8 million to repurchase 301,662 shares at an average price of $29.16 per share. The Company also recorded an additional impairment of $6.3 million during the quarter related to its investment in dosist.

2022 Outlook

Due to the uncertain macro environment and slower than expected improvement in our NewGen Products segment, the Company now expects the following full-year 2022 results:

•	Zig-Zag Products sales of $193 to $200 million (compared to previous outlook of $193 to $203 million)
•	Stoker’s Products sales of $127 to $133 million
•	Consolidated adjusted EBITDA of $97 to $103 million

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 8:30 a.m. Eastern on Wednesday, July 27, 2022. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

3
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands, and its emerging brands within the NewGen segment. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

4
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended June 30,
	2022	2021

Net sales	$102,925	$122,643
Cost of sales	51,456	62,670
Gross profit	51,469	59,973
Selling, general, and administrative expenses	33,323	35,094
Operating income	18,146	24,879
Interest expense, net	5,144	5,522
Investment loss (income)	6,227	(110)
Income before income taxes	6,775	19,467
Income tax expense	1,569	4,424
Consolidated net income	5,206	15,043
Net loss attributable to non-controlling interest	(218)	(312)
Net income attributable to Turning Point Brands, Inc.	$5,424	$15,355

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.30	$0.81
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.30	$0.73
Weighted average common shares outstanding:
Basic	18,063,259	18,975,522
Diluted	21,443,279	22,489,662

Supplemental disclosures of statements of income information:
Excise tax expense	$6,141	$7,687
FDA fees	$171	$180

5
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

ASSETS	(unaudited) June 30, 2022	December 31, 2021
Current assets:
Cash	$107,429	$128,320
Accounts receivable, net of allowances of $161 in 2022 and $262 in 2021	9,177	6,496
Inventories	115,129	87,607
Other current assets	27,353	26,746
Total current assets	259,088	249,169
Property, plant, and equipment, net	22,376	18,650
Deferred income taxes	2,111	1,363
Right of use assets	13,749	15,053
Deferred financing costs, net	335	388
Goodwill	162,385	162,333
Other intangible assets, net	86,566	87,485
Master Settlement Agreement (MSA) escrow deposits	29,224	31,720
Other assets	28,475	35,399
Total assets	$604,309	$601,560

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,436	$7,361
Accrued liabilities	34,560	32,937
Other current liabilities	38	38
Total current liabilities	49,034	40,336
Notes payable and long-term debt	415,410	414,172
Lease liabilities	11,934	13,336
Total liabilities	476,378	467,844

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,797,735 issued shares and 17,890,441 outstanding shares at June 30, 2022, and 19,690,884 issued shares and 18,395,476 outstanding shares at December 31, 2021	198	197
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	110,563	108,811
Cost of repurchased common stock
(1,907,294 shares at June 30, 2022 and 1,295,408 shares at December 31, 2021)	(68,287)	(48,869)
Accumulated other comprehensive loss	(2,064)	(195)
Accumulated earnings	85,641	71,460
Non-controlling interest	1,880	2,312
Total stockholders' equity	127,931	133,716
Total liabilities and stockholders' equity	$604,309	$601,560

6
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$15,977	$26,570
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	5,706
Gain on sale of property, plant, and equipment	(8)	(2)
Depreciation expense	1,750	1,546
Amortization of other intangible assets	919	954
Amortization of deferred financing costs	1,291	1,251
Deferred income tax (benefit) expense	(146)	1,027
Stock compensation expense	2,661	4,263
Noncash lease income	(6)	(19)
Loss (gain) on investments	6,258	(34)
Changes in operating assets and liabilities:
Accounts receivable	(2,673)	3,955
Inventories	(27,499)	(12,007)
Other current assets	(598)	813
Other assets	624	599
Accounts payable	7,240	1,423
Accrued liabilities and other	1,359	1,370
Net cash provided by operating activities	$7,149	$37,415

Cash flows from investing activities:
Capital expenditures	$(5,694)	$(2,170)
Acquisitions, net of cash acquired	-	(3,419)
Payments for investments	-	(8,657)
Restricted cash, MSA escrow deposits	(10,078)	(20,147)
Proceeds on the sale of property, plant and equipment	63	2
Net cash used in investing activities	$(15,709)	$(34,391)

Cash flows from financing activities:
Proceeds from Senior Secured Notes	$-	$250,000
Payments of 2018 first lien term loan	-	(130,000)
Settlement of interest rate swaps	-	(3,573)
Payment of dividends	(2,181)	(2,006)
Payments of financing costs	-	(6,921)
Exercise of options	475	886
Redemption of options	(155)	(2,111)
Redemption of performance restricted stock units	(1,228)	-
Common stock repurchased	(19,418)	(14,086)
Net cash provided by (used in) financing activities	$(22,507)	$92,189

Net (decrease) increase in cash	$(31,067)	$95,213
Effect of foreign currency translation on cash	$56	$315

Cash, beginning of period:
Unrestricted	128,320	41,765
Restricted	15,155	35,074
Total cash at beginning of period	143,475	76,839

Cash, end of period:
Unrestricted	107,429	157,474
Restricted	5,035	14,893
Total cash at end of period	$112,464	$172,367

7
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

8
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2022	2021
Net income attributable to Turning Point Brands, Inc.	$5,424	$15,355
Add:
Interest expense, net	5,144	5,522
Income tax expense	1,569	4,424
Depreciation expense	879	758
Amortization expense	456	479
EBITDA	$13,472	$26,538
Components of Adjusted EBITDA
Corporate restructuring (a)	270	-
ERP/CRM (b)	861	-
Stock options, restricted stock, and incentives expense (c)	1,502	2,764
Transactional expenses (d)	364	702
FDA PMTA (e)	1,957	-
Non-cash asset impairment (f)	6,300	-
Adjusted EBITDA	$24,726	$30,004

(a)	Represents costs associated with corporate restructuring, including severance.
(b)	Represents cost associated with scoping new ERP and CRM systems.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of investment in dosist.

9
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
 Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
 (dollars in thousands except share data)
 (unaudited)

	Three Months Ended June 30,
	2022	2021
GAAP EPS	$0.30	$0.73
Corporate restructuring (a)	0.01	-
ERP/CRM (b)	0.03	-
Stock options, restricted stock, and incentives expense (c)	0.05	0.09
Transactional expenses (d)	0.01	0.02
FDA PMTA (e)	0.07	-
Non-cash asset impairment (f)	0.23	-
Tax (expense) benefit (g)	0.00	(0.01)
Adjusted diluted EPS	$0.70	$0.84

Totals may not foot due to rounding

(a)	Represents costs associated with corporate restructuring, including severance, tax effected at the quarterly tax rate.
(b)	Represents cost associated with scoping new ERP and CRM systems tax effected at the quarterly tax rate.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(d)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(e)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(f)	Represents impairment of investment in dosist tax effected at the quarterly tax rate.
(g)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2022 and 2021.

Schedule C

 Turning Point Brands, Inc.
 Reconciliation of GAAP Operating Income to Adjusted Operating Income
 (dollars in thousands)
 (unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		NewGen Products
	2nd Quarter 2022	2nd Quarter 2021	2nd Quarter 2022	2nd Quarter 2021	2nd Quarter 2022	2nd Quarter 2021	2nd Quarter 2022	2nd Quarter 2021

Net sales	$102,925	$122,643	$46,226	$47,202	$33,588	$33,369	$23,111	$42,072

Gross profit	$51,469	$59,973	$26,430	$27,743	$18,079	$18,146	$6,960	$14,084

Operating income	$18,146	$24,879	$18,503	$21,338	$13,378	$13,826	$552	$1,657
Adjustments:
Corporate restructuring	270	-	-	-	-	-	-	-
ERP/CRM	861	-	-	-	-	-	-
Transactional expenses	364	702	-	-	-	-	-	-
FDA PMTA	1,957	-	-	-	-	-	-	-
Adjusted operating income	$21,598	$25,581	$18,503	$21,338	$13,378	$13,826	$552	$1,657

10
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238